                                                                      EXHIBIT 10
                               PURCHASE AGREEMENT
                               ------------------

     THIS AGREEMENT is made as of this 2nd day of July, 1996 between MERRILL LYNCH MORTGAGE CAPITAL INC. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Merrill Lynch & Co., Inc., a Delaware corporation ("ML & Co."), ML & Co. and GVI HOLDINGS, INC., a Delaware corporation ("Seller").

     WHEREAS, ML & Co. has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (File No. 33-65135) and Post-Effective Amendment Nos. 3 and 5 thereto contemplating the offering of up to 6,510,286 of its Structured Yield Product Exchangeable for Stock/SM/, 6 1/4% STRYPES/SM/ Due July 1, 2001 (the "STRYPES"), the terms of which require ML & Co. to pay and discharge the STRYPES on July 1, 2001 (the "Maturity Date") by delivering to the holders thereof the Maturity Consideration.

     WHEREAS, ML & Co. has agreed, pursuant to an underwriting agreement dated the date hereof (the "Underwriting Agreement") among ML & Co., Seller and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), to issue and sell to the Underwriter an aggregate of 5,661,119 STRYPES (the "Initial STRYPES") and, at the Underwriter's option, all or any part of 849,167 additional STRYPES (the "Option STRYPES") to cover over-allotments, if any.

     WHEREAS, the STRYPES are to be issued under an indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented, the "Principal Indenture"), between ML & Co. and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), as further amended and supplemented by the Tenth Supplemental Indenture, dated as of July 1, 1996 (the "Supplemental Indenture"), between ML & Co. and the Trustee, relating to the STRYPES. The Principal Indenture, as amended and supplemented by the Supplemental Indenture, is hereinafter referred to as the "Indenture."

     WHEREAS, in order to obtain the Maturity Consideration required to satisfy its obligations under the STRYPES, ML & Co. has agreed to purchase from Purchaser, and Purchaser has agreed to sell to ML & Co., (i) concurrent with the issuance and sale of the Initial STRYPES, an obligation of Purchaser in the form of Exhibit A hereto, the aggregate principal amount of which will be equal to $210,027,515 and the payment terms (other than the interest rate) of which will be identical to the payment terms of the Initial STRYPES (the "Initial Subsidiary STRYPES") and (ii) concurrent with each issuance and sale of any Option STRYPES, an additional obligation of Purchaser in the form of Exhibit A hereto, the aggregate principal amount of which will be equal to a percentage of the net proceeds to ML & Co. from the sale of such Option STRYPES and the payment terms (other than the interest rate) of which will be identical to the payment terms of such Option STRYPES (an "Option Subsidiary STRYPES"); the Initial Subsidiary STRYPES and each Option Subsidiary STRYPES are hereinafter collectively referred to as the "Subsidiary STRYPES."

- ------------------------------------
/SM/ Service mark of Merrill Lynch & Co., Inc.

     WHEREAS, in exchange for certain consideration to be paid by Purchaser hereunder, Purchaser and Seller desire to provide for the future acquisition, sale and delivery of the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required by Purchaser to pay and discharge all of the Subsidiary STRYPES on the Maturity Date (collectively, the "Subsidiary Maturity Consideration"), assuming (x) (1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same Holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom and (y) that the fair market value of any Reference Property consisting of rights or warrants described in Section 303(b) of the Supplemental Indenture is the value determined pursuant to such Section 303(b), and (z) that the Purchaser has not elected to deliver cash in lieu of Reference Property (collectively, the "Contract Consideration") at a price to be established under this Agreement.

     WHEREAS, Seller owns 6,510,286 shares of the common stock, par value $1.00 per share (the "IMC Common Stock"), of IMC Global Inc., a Delaware corporation ("IMC Global").

     WHEREAS, Seller and Purchaser desire that, at the option of Seller, the respective future acquisition, sale and delivery obligations can be settled entirely, but not less than entirely, through cash payment in lieu of delivery of the Contract Consideration.

     WHEREAS, pursuant to a Pledge Agreement to be dated as of July 9, 1996 (the "Pledge Agreement"), among Seller, Purchaser and State Street Bank and Trust Company, as Agent (the "Agent"), 5,661,119 shares of IMC Common Stock initially will be pledged to secure the obligations of the Seller hereunder.

     WHEREAS, Seller and Purchaser desire that ownership of the Contract Consideration (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof, provided that, to the extent constituting part of the Reference Property, such dividends, interest, distributions and other payments and the proceeds of any sale required by the provisions hereof shall be retained by the Agent in accordance with the provisions hereof or of the Pledge Agreement) remain in Seller unless and until delivery, if any, of such Contract Consideration to Purchaser pursuant to the provisions of this Agreement.

     NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

                                      1.

                                  Definitions
                                  -----------

     1.1. Definitions.  Capitalized words and phrases used herein and not
          -----------
otherwise defined shall have the meanings ascribed to them in the Supplemental Indenture.


                                       2.

            Future Sale of Contract Consideration or Cash Settlement
            --------------------------------------------------------

     2.1. Sale and Purchase.  On the basis of the representations and warranties
          -----------------
herein contained and subject to the terms and conditions herein set forth, at the Closing (as defined in Section 2.3 hereof), Seller agrees to assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to acquire from Seller, the Contract Consideration.

     2.2. Consideration.  (a)  The consideration to be paid by Purchaser for
          -------------
Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of the Initial Subsidiary STRYPES (the "Firm Consideration Amount") shall be $153,382,017 in cash. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Firm Consideration Amount on July 9, 1996 (the "Firm Payment Date") at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by Purchaser and Seller.

     (b) ML & Co. shall deliver promptly to Purchaser and Seller notice of any exercise by the Underwriter of its option to purchase any Option STRYPES, stating the number of Option STRYPES as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option STRYPES (any such time and date of delivery, a "Date of Delivery"). The consideration to be paid by Purchaser in exchange for Seller's obligation hereunder to deliver (or cause to be delivered) the Contract Consideration in respect of any Option Subsidiary STRYPES (the "Option Consideration Amount") shall be set forth in an Option STRYPES Pricing Agreement substantially in the form of Exhibit B hereto. The Option STRYPES Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between Purchaser and Seller. From and after the date of execution and delivery of any Option STRYPES Pricing Agreement, this Agreement shall be deemed to incorporate such Option STRYPES Pricing Agreement. Upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver to Seller the Option Consideration Amount on the related Date of Delivery at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by Purchaser and Seller.

     (c) Payment of the Firm Consideration Amount and the Option Consideration Amount shall be made by Fedwire transfer of immediately available funds to an account designated by Seller, or such other form of payment specified by Seller, against delivery by Seller to the Agent of the number of shares of IMC Common Stock necessary to comply with Seller's obligations under Section 5.1 hereof.

     2.3. Delivery Upon Maturity.  Consummation of the acquisition, sale and
          ----------------------
delivery of the Contract Consideration shall take place on a date mutually agreeable to Purchaser and Seller, not later than one (1) Trading Day prior to the Maturity Date (the "Closing"). Delivery of the Contract Consideration shall be made at the offices of MLMC, or at such other place as shall be agreed upon by Purchaser and Seller. Certificates representing Reference Securities in registered form that are part of the Contract Consideration shall be registered in Purchaser's name or in the name of a depositary or a nominee of a depositary as requested by Purchaser, unless such Reference Securities are represented by one or more global certificates registered in the name of a depositary or a nominee of a depositary or are book entry securities, in which event Purchaser's interest in such securities shall be noted in a manner satisfactory to Purchaser and its counsel. Other property that is a part of the Contract Consideration delivered to Purchaser shall be transferable by Purchaser to the same extent as when received by or on behalf of Seller and shall not be subjected, by reason of or following receipt by Seller, to any transfer restrictions not generally applicable to all holders of such other property.

     2.4. No Fractional Interests.  No fractional units or scrip representing
          -----------------------
fractional units of any Reference Security shall be delivered at the Closing. Instead of any fractional unit of any such Reference Security which would otherwise be deliverable by Seller at the Closing, Seller shall make a cash payment in respect of such fractional unit in an amount equal to the value of such fractional unit based upon the average Closing Price per unit of such Reference Security on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity Date. To the extent practicable, Seller will deliver fractional interests of any Reference Property other than cash or a Reference Security at the Closing. If such delivery is not practicable, in lieu of any fractional interest of any Reference Property other than cash or a Reference Security which would otherwise be deliverable at the Closing, Seller shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional interest based on the fair market value (as determined by a nationally recognized independent investment banking firm retained for this purpose by ML & Co.) as of the third Trading Day preceding the Maturity Date of such Reference Property other than cash or a Reference Security.

     2.5. Cash Settlement.  (a)  Notwithstanding the provisions of Sections 2.1,
          ---------------
2.2, 2.3 and 2.4 hereof, Seller shall have the option, exercisable in its sole discretion, to require that its obligation contained therein be settled, in whole, through a cash payment at Closing in lieu of delivery of the Contract Consideration. The amount of such cash settlement payment shall be equal to the value of the Subsidiary Maturity Consideration determined in accordance with the second sentence of the third paragraph of the Subsidiary STRYPES, assuming (x)
(1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same Holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom and (y) that the fair market value of any Reference Property consisting of rights or warrants described in Section 303(b) of the Supplemental Indenture is the value determined pursuant to such Section 303(b), and (z) that the Purchaser has not elected to deliver cash in lieu of Reference Property (the "Maturity Value").
On or prior to the day seven Business Days preceding the Maturity Date,

Seller shall notify Purchaser whether it will exercise its option to require cash settlement pursuant to this Section 2.5.

     (b) If the Contract Consideration consists of securities and/or other property other than IMC Common Stock, Seller's right to deliver (or cause to be delivered) to Purchaser hereunder such securities and/or other property shall be conditioned upon such securities and/or other property so delivered (i) being transferable by Purchaser to the same extent as when received by or on behalf of Seller, and (ii) not being subjected, by reason of or following receipt by Seller, to any transfer restrictions not generally applicable to all holders of such securities and/or other property. If the condition set forth in the preceding sentence shall not be satisfied, then, notwithstanding the provisions hereof, the parties' respective obligations contained in Sections 2.1, 2.2, 2.3 and 2.4 hereof shall be settled, in whole, through a cash payment at the Closing in lieu of delivery of the Contract Consideration as provided in Section 2.5(a).

     2.6. Seller's Conditions to Closing.  Seller's obligation to consummate the
          ------------------------------
transactions contemplated hereunder is conditioned upon (a) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein, (b) Seller having received, at or prior to the date of Closing, subject to the provisions of Section 7.1 hereof, notice from Purchaser specifying the Contract Consideration, (c) the representations and warranties of Purchaser contained in paragraphs (iii) and (iv) of Article 4 hereof being true and correct as of the date of the Closing and (d) the Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made.

     2.7. Purchaser's Conditions to Closing.  Purchaser's obligation to
          ---------------------------------
consummate the transactions contemplated hereunder is conditioned upon (a) the purchase and sale of the Initial STRYPES pursuant to the Underwriting Agreement having been consummated as contemplated therein, (b) the representations and warranties of Seller contained in paragraphs (i), (iii)(b), (iv), (v) and (vi) of Article 3 hereof being true and correct as of the date of the Closing, (c) the Pledge Agreement having been executed by the parties thereto and the delivery of the Collateral thereunder having been made and (d) Purchaser having received a legal opinion of Rosenberg & Liebentritt, P.C., dated the date of Closing, as to certain bankruptcy matters, in form and substance satisfactory to Purchaser.


                                       3.

                    Representations and Warranties of Seller
                    ----------------------------------------

     Seller represents and warrants to Purchaser as of the date hereof and as of the date of Closing as follows:

          (i) Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement and the Pledge Agreement. All of the issued common stock of Seller is owned by Great American Management and Investment, Inc., a Delaware corporation ("GAMI"), and such common stock is the only capital stock issued by Seller. Seller's certificate of incorporation limits its activities to (a) acquiring, owning, financing, selling, pledging and otherwise dealing with shares of IMC Common Stock (and any successor to IMC Global) and any securities or other property distributed, issued or received by way of dividend or otherwise as a result of or in connection with the ownership of such shares of IMC Common Stock or the securities or other property so distributed, issued or received and to engage in all activities relating to the ownership of such shares, securities or other property, including, without limitation, exercising any voting rights with respect thereto; (b) making loans to affiliates of the corporation, receiving payment under such loans and giving acquittances with respect to such loans for so long as Seller is the holder of such loans and engaging in all activities relating to the ownership of such loans; (c) investing and reinvesting any cash at any time received by Seller; and (d) engaging in such lawful activities and exercising such powers permitted by corporations under the laws of the State of Delaware that are necessarily incident to or connected with the foregoing or necessary or convenient to accomplish the foregoing and which are consistent with the limitations set forth in Seller's certificate of incorporation.

          (ii) This Agreement and the Pledge Agreement have been duly authorized, executed and delivered by Seller and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iii) (a) At the date hereof, Seller is the sole registered owner of and has all rights in and to at least 6,510,286 shares of IMC Common Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for the security interest granted to certain banks pursuant to that certain Credit Agreement, dated May 20, 1996, among GVI, as borrower, and the banks named as parties therein, which security interest will be released on the date of the Closing; and (b) to the extent Seller elects to deliver the Contract Consideration at Closing, upon delivery of such Contract Consideration against payment therefor pursuant to this Agreement, Purchaser will be the sole owner of such Contract Consideration and, assuming Purchaser purchased for value in good faith and without notice of any adverse claim, Purchaser will have acquired all rights in and to such Contract Consideration, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by Seller of this Agreement or the Pledge Agreement or the consummation by Seller of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations promulgated thereunder or state securities laws; and Seller has full right, power and authority to enter into this Agreement and the Pledge Agreement and to sell, assign, transfer and deliver the Contract Consideration pursuant to this Agreement.

          (v) The execution, delivery and performance by Seller of this Agreement and the Pledge Agreement and the consummation by Seller of the transactions contemplated herein and therein and compliance by Seller with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Seller pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which Seller is a party or by which Seller is bound, or to which any of the property or assets of Seller is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of Seller to perform its obligations under this Agreement and the Pledge Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of Seller, or any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over Seller or any of its subsidiaries or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over Seller or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of Seller to perform its obligations under this Agreement and the Pledge Agreement).

          (vi) Seller is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.


                                       4.

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     Purchaser represents and warrants to Seller as of the date hereof and as of the date of Closing as follows:

          (i) Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into and perform its obligations under this Agreement and the Pledge Agreement.

          (ii) This Agreement and the Pledge Agreement have been duly authorized, executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties thereto) constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement hereof and thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (iii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by Purchaser of this Agreement or the Pledge Agreement or the consummation by Purchaser of the transactions contemplated herein and therein, except such as have been already obtained or as may be required under the 1933 Act or the rules and regulations promulgated thereunder or state securities laws; and Purchaser has full right, power and authority to enter into this Agreement and the Pledge Agreement and to purchase the Contract Consideration pursuant to this Agreement and the Pledge Agreement.

          (iv) The execution, delivery and performance by Purchaser of this Agreement and the Pledge Agreement and the consummation by Purchaser of the transactions contemplated herein and therein and compliance by Purchaser with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Purchaser pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or to which any of the property or assets of Purchaser is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement and the Pledge Agreement), nor will such action result in any violation of the provisions of the charter or by-laws of Purchaser, or any applicable law, statute, rule, or regulation of any government or government instrumentality having jurisdiction over Purchaser or any of its subsidiaries or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over Purchaser or any of its assets, properties or operations (except in all cases for violations that would not, singly or in the aggregate, materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement and the Pledge Agreement).


                                       5.

                                   Covenants
                                   ---------

     5.1.         Pledge.  (a) Seller shall cause to be held by the Agent during
                  ------
the term of this Agreement an aggregate number of shares of IMC Common Stock and/or cash, securities and/or other property at least equal to the maximum number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required by Purchaser to pay and discharge the Subsidiary STRYPES on the Maturity Date, assuming (x)
(1) all of the STRYPES are held by the same Holder at such time and without taking into account any default with respect to the STRYPES or any acceleration of the maturity of the STRYPES resulting therefrom and (2) all of the Subsidiary STRYPES are held by the same Holder at such time and without taking into account any default with respect to the Subsidiary STRYPES or any acceleration of the maturity of the Subsidiary STRYPES resulting therefrom and (y) that the fair market value of any Reference Property consisting of rights or warrants described in Section 303(b) of the Supplemental Indenture is the value determined pursuant to such Section 303(b), and (z) that the Purchaser has not elected to deliver cash in lieu of Reference Property (the "Maximum Maturity Consideration").

     (b) Seller shall direct the Agent to sell (as provided in Section 2(c) of the Pledge Agreement) any rights or warrants described in Section 303(b) of the Supplemental Indenture at the net bid received by the Agent in accordance with the procedures specified in Section 2(c) of the Pledge Agreement and to hold during the term of this Agreement the proceeds from such sale. If the Agent is unable to consummate such sale, the rights or warrants shall be held by the Agent, and neither Seller nor the Agent shall be required to take any action to sell such rights or warrants other than as specified in such Section 2(c) of the Pledge Agreement.

     5.2.  Affirmative Covenants.  During the term of this Agreement, Seller
           ---------------------
covenants and agrees that it will:

     (a) Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, including the Collateral, except to the extent contested in good faith.

     (b) Furnish to Purchaser as soon as possible and in any event within twenty days after the president or any vice president of Seller shall become aware of the occurrence of each failure by Seller to comply with or perform any agreement or obligation contained in Sections 5.1, 5.2, 5.3 or 5.4 of this Agreement or Sections 4, 7(a) or 7(b) of the Pledge Agreement continuing on the date of such statement, a statement of the president or any vice president of Seller describing such failure and setting forth details of such failure and the action which the Seller has taken and proposes to take with respect thereto.

     (c) Preserve and maintain its corporate existence, rights (charter and statutory), powers, franchises and qualifications, and limit its activities to those specifically authorized in its certificate of incorporation.

     (d) At any reasonable time and from time to time, upon reasonable notice, prior to the occurrence of a GVI Termination Event, and upon any notice after the occurrence of a GVI Termination Event until delivery of the Collateral to Seller to the extent required in accordance with Section 6.1(a) or (b), as applicable, permit Purchaser or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the offices of, Seller, and to discuss the affairs, finances and accounts of Seller with any of its officers or directors.

     (e) Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Seller, including the Collateral, in accordance with appropriate accounting principles consistently applied.

     5.3.  Negative Covenants.  During the term of this Agreement, Seller
           ------------------
covenants and agrees that it will not:

     (a) Except for Permitted Activities and the transactions otherwise contemplated by this Agreement and the Pledge Agreement, sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, including the Collateral, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or to provide for the payment of any Debt of any Person. "Permitted Activities" shall mean activities of Seller directly related to: (i) the ownership of the Collateral, (ii) the receipt of the Firm Consideration Amount and the Option Consideration Amount; (iii) the receipt pursuant to Section 5 of the Pledge Agreement of distributions in respect of the Collateral; (iv) the investment and reinvestment of amounts received pursuant to (ii) and (iii) above or amounts received from any such investment or reinvestment (which may include loans to Affiliates); (v) the dividend payment or other distribution of amounts received pursuant to (ii), (iii) and (iv) or any of its properties other than the Collateral; and (vi) the payment of its expenses related to the foregoing and the conduct of its business in accordance with the provisions of its certificate of incorporation. "Debt" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     (b) Create or suffer to exist any Debt of Seller, other than the Debt created under this Agreement and the Pledge Agreement.

     (c) Except for Permitted Activities and the transactions otherwise contemplated by this Agreement and the Pledge Agreement, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of Seller, or purchase, redeem or otherwise acquire for value any shares of any class of capital stock of Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding.

     (d) Except for the transactions contemplated by this Agreement and the Pledge Agreement, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, including the Collateral (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

     (e) Except for Permitted Activities and the transactions otherwise contemplated by this Agreement and the Pledge Agreement, own any property, incur any liabilities, make any investment or conduct any business other than the ownership of the Collateral, this Agreement and the Pledge Agreement, and the incurrence of the obligations pursuant to this Agreement and the Pledge Agreement.

     5.4.  Separate Corporate Existence.  Seller acknowledges that Purchaser is
           ----------------------------
entering into the transactions contemplated by this Agreement and the Pledge Agreement in reliance upon the Seller's identity as a legal entity that is separate from GAMI and its other Affiliates. As used in this Agreement, unless otherwise specifically provided, the term "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a partner in, or a director or officer of, such Person. The term "control" (including the terms "controlled by" or "under the common control with") means the possession, direct or indirect, of the power to vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Therefore, from and after the date of execution and delivery of this Agreement, Seller covenants and agrees to take all reasonable steps, including, without limitation, all steps that Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of GAMI and its other Affiliates and not just a division of GAMI. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller covenants and agrees to:

     (a) conduct its own business in its own name and, to the extent Seller has any full-time employees, require that all full-time employees of the Seller identify themselves as such and not as employees of any Affiliate (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

     (b) compensate all employees, consultants and agents directly, from Seller's bank accounts, for services provided to Seller by such employees, consultants and agents, except to the extent that any employee, consultant or agent of Seller is also an employee, consultant or agent of any Affiliate(s) and the compensation of such employee, consultant or agent is allocated between Seller and such Affiliate(s) on a basis which reflects the services rendered to Seller and such Affiliate(s);

     (c) have separate stationery, invoices and checks in its own name;

     (d) conduct all transactions with each Affiliate strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and such Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

     (e) observe all corporate formalities as a distinct entity, and ensure that all appropriate corporate actions are duly authorized by its Board of Directors; without limiting the generality of the foregoing, Seller's Certificate of Incorporation shall at all times provide that corporate action to file a voluntary petition under the federal Bankruptcy Code or consent to the entry of an order for relief in an involuntary case under the federal bankruptcy laws as now or hereafter in effect may be authorized only by unanimous vote of its Board of Directors;

     (f) maintain the Seller's books and records separate from those of each Affiliate and otherwise readily identifiable as its own assets rather than assets of any Affiliate;

     (g) prepare its financial statements separately from those of each Affiliate and insure that any consolidated statements of any Affiliate that include Seller have notes clearly indicating that Seller is a separate corporate entity and that the Collateral will be available first and foremost to satisfy the claims of Purchaser pursuant to this Agreement;

     (h) except as herein specifically otherwise provided, not commingle funds or other assets, including the Collateral, of Seller with those of any Affiliate and not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;

     (i) not permit any Affiliate to pay any of the Seller's operating expenses (except pursuant to allocation arrangements that comply with the requirements of this Section 5.4);

     (j) except for the master or blanket policies covering Seller and any Affiliate(s) or the property of Seller and such Affiliate(s), the costs of which are allocated between Seller and such Affiliate(s) on a reasonable basis, not permit Seller to be named as an insured on the insurance policy covering the property of any Affiliate or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Seller; and

     (k) have at least one member of its Board of Directors who is not (i) an officer or employee of any Affiliate; (ii) a Person related to any officer or employee of any Affiliate, (iii) a holder (directly or indirectly) of any securities of any Affiliate, or (iv) a Person related to a holder (directly or indirectly) of any voting securities of any Affiliate; provided that for
                                                       --------
purposes of this clause (k), "Affiliate" shall mean any entity consolidated under generally accepted accounting principles with Equity Holdings Limited, an Illinois limited partnership ("EHL") and any trustee, officer, employee or direct beneficiary of any of EHL's general partners.

     5.5.  Taxes.  Seller shall pay any and all documentary, stamp, transfer or
           -----
similar taxes and charges that may be payable in respect of the transfer and delivery of the Contract Consideration pursuant hereto.

     5.6.  Amounts Due to Trustee.  ML & Co. shall pay any and all amounts due
           ----------------------
to the Trustee under Section 607 of the Indenture.

     5.7.  Certain Notices.  (a)  ML & Co. shall notify Seller of any notice of
           ---------------
default with respect to the STRYPES received by ML & Co. from the Trustee or any holders of STRYPES pursuant to the Indenture as promptly as reasonably practicable after receipt thereof.

     (b) In case at any time while any of the STRYPES are outstanding Seller receives written notice in its capacity as a holder of any Reference Security that:

               (i) an issuer of a Reference Security shall declare a dividend (or any other distribution) on or in respect of such Reference Security to which Section 303(c) of the

     Supplemental Indenture shall apply (other than any cash dividends, if any, paid from time to time by the issuer of such Reference Security that do not constitute Extraordinary Cash Dividends);

               (ii) an issuer of a Reference Security shall authorize the issuance to all holders of such Reference Security of rights or warrants to subscribe for or purchase units of such Reference Security or of any other subscription rights or warrants;

               (iii) there shall occur any conversion or reclassification of any Reference Security (other than a subdivision or combination of outstanding units of such Reference Security) or any consolidation, merger or reorganization to which an issuer of a Reference Security is a party and for which approval of any unitholders of such issuer is required, or the sale or transfer of all or substantially all of the assets of an issuer of a Reference Security; or

               (iv) there shall occur the voluntary or involuntary dissolution, liquidation, winding up or bankruptcy of an issuer of a Reference Security;

then Seller shall promptly notify Purchaser and ML & Co. of such fact and of (x) the date, if known by Seller, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or warrants, or, if a record is not to be taken, the date as of which the holders of such Reference Security of record to be entitled to such dividend, distribution or grant of rights or warrants are to be determined, or (y) the date, if known by Seller, on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or bankruptcy is expected to become effective.

     5.8. No Supplemental Indentures Without Consent.  ML & Co. shall not,
          ------------------------------------------
without the consent of Seller, enter into any indenture supplemental to the Indenture or otherwise modify or supplement the Supplemental Indenture which would have an adverse effect on Seller. ML & Co. and Purchaser shall not, without the consent of Seller, amend the Subsidiary STRYPES in any respect that would adversely affect any obligation of Seller hereunder, including, without limitation, increasing the consideration that Seller is obligated to deliver at Closing pursuant to this Agreement. In the event that (i) any modification or indenture supplemental to the Indenture or modification or supplement to the Supplemental Indenture which would have an adverse effect on Seller is entered into without Seller's consent or (ii) the Subsidiary STRYPES are amended in any respect that would adversely affect any obligation of Seller hereunder without Seller's consent, then, insofar as this Agreement is concerned and except to the extent thereafter approved by Seller, this Agreement shall be interpreted and performed as if such modification or indenture supplemental to the Indenture or modification or supplement to the Supplemental Indenture or amendment of the Subsidiary STRYPES had never existed and such modification or indenture supplemental to the Indenture or modification or supplement to the Supplemental Indenture or amendment of the Subsidiary STRYPES shall have no effect for purposes of this Agreement.

     5.9. Limitations on Trading During Certain Days.  Each of Seller and ML &
          ------------------------------------------
Co. hereby agrees that it will not, and it will cause each of its Affiliates not to, buy or sell shares of any Reference Security for their own account during the 20 Trading Days immediately prior to the second Trading Day preceding the Maturity Date.

     5.10.  Payment and Discharge of STRYPES.  Purchaser agrees that it shall
            --------------------------------
pay and discharge its obligations under the Subsidiary STRYPES by delivering to the holders of the Subsidiary STRYPES on the Maturity Date the form of consideration that it receives from Seller hereunder. ML & Co. agrees that it shall pay and discharge its obligations under the STRYPES by delivering to the holders of the STRYPES on the Maturity Date the form of consideration that it receives from Purchaser under the Subsidiary STRYPES.

     5.11.  Further Assurances.  From time to time on and after the date hereof
            ------------------
through the date of Closing, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement in accordance with the terms and conditions hereof, including (i) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (ii) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement in accordance with the terms and conditions hereof.


                                       6.

                            Acceleration of Delivery
                            ------------------------


     6.1.  Delivery.  (a) If a GVI Termination Event, within the meaning of the
           --------
Pledge Agreement, shall occur following the occurrence of a ML Termination Event, within the meaning of the Pledge Agreement, or a GVI Termination Event and a ML Termination Event shall occur simultaneously, then (i) Seller's rights under Section 2.5 hereof shall terminate immediately, (ii) there shall become immediately deliverable and payable by Seller to Purchaser (and immediately deliverable by the Agent under the Pledge Agreement to Purchaser) the following:
(1) if the value of the Collateral (as defined in the Pledge Agreement) (determined in the manner provided in Section 2.5 hereof for the Maturity Value) is greater than the amount equal to $38.25 multiplied by the aggregate number of STRYPES issued and Outstanding (the "Aggregate Issue Price"), then the greater of (x) a percentage of the amount or number of each type of Reference Security and other property then constituting Reference Property, allocated as proportionately as practicable, so that the aggregate value thereof (determined in the manner provided in Section 2.5 hereof for the Maturity Value) is equal to the Aggregate Issue Price, and (y) 82.65% of the amount or number of each type of Reference Security and other property then constituting Reference Property, or (2) if the value of the Collateral is less than or equal to the Aggregate Issue Price, then 100% of the Collateral, and (iii) the balance of the Collateral remaining after the delivery and payment described in clause (ii) above, if any, shall be retained by Seller (and shall become immediately deliverable by the Agent under the Pledge Agreement to Seller).

     (b) If a GVI Termination Event, within the meaning of the Pledge Agreement, shall occur prior to the occurrence of a ML Termination Event, within the meaning of the Pledge Agreement, then (i) Seller's rights under Section 2.5 hereof shall terminate immediately and (ii) all Collateral shall become immediately deliverable and payable by Seller to Purchaser (and immediately deliverable by the Agent under the Pledge Agreement to Purchaser).


                                       7.

                                 Miscellaneous
                                 -------------

     7.1. Adjustments to Reference Property; Selection of Independent Firm.  ML
          ----------------------------------------------------------------
& Co. shall provide Seller with all notices given by ML & Co. pursuant to
Section 305 of the Supplemental Indenture. ML & Co. shall provide Seller reasonable opportunity to review the calculations pertaining to any adjustment of the Reference Property or to any determination of the Maturity Consideration or the value of the Maturity Consideration made pursuant to Article Three of the Supplemental Indenture. If the Seller disagrees with any such calculation or determination or with the determination of the Subsidiary Maturity Consideration, the Contract Consideration or the Maturity Value, Coopers & Lybrand LLP or such other independent accounting or investment banking firm agreed upon by Seller and ML & Co. shall be retained to make such calculation, which shall be binding upon Purchaser, ML & Co. and Seller. The fees and expenses of such firm shall be borne by Seller if the independent firm agrees with the calculation of ML & Co. and shall by borne by ML & Co. if the independent firm agrees with the calculation of Seller. If the independent firm agrees with neither the calculation of ML & Co. or of Seller, its fees and expenses shall be borne equally by ML & Co. and Seller. If, pursuant to the terms and conditions of the Supplemental Indenture and the STRYPES, ML & Co. shall be required to retain a nationally recognized independent investment banking firm for any purpose provided in the Supplemental Indenture or the STRYPES, such nationally recognized independent investment banking firm shall be selected and retained by ML & Co. only after giving Seller 30 days prior notice (or such shorter notice as may be reasonably practicable) of the identity of such firm and after consultation with Seller, and ML & Co. shall not select any firm that is not reasonably acceptable to Seller. In the event that ML & Co. fails or refuses to timely make the calculations pertaining to any adjustment of the Reference Property or to any determination of the Maturity Consideration or the value of the Maturity Consideration pursuant to Article Three of the Supplemental Indenture or to notify Seller of such calculations, then Seller may retain Coopers & Lybrand LLP or a nationally recognized independent investment banking firm to make such calculations, adjustments or determinations, which shall be binding on Purchaser, ML & Co. and Seller and shall be used for the purpose of determining the Contract Consideration under this Agreement or the cash settlement payment pursuant to Section 2.5 of this Agreement.

     7.2. Notices.  Notices to Purchaser shall be directed to it at World
          -------
Financial Center, North Tower, 23rd Floor, New York, New York 10281-1323, attention of Michael M. McGovern, Vice President and Secretary; notices to ML & Co. shall be directed to it at 100 Church Street, 12th Floor, New York, New York 10007, attention of the Secretary, with a copy to the Treasurer at World Financial Center, South Tower, New York, New York, 10080-6105; notices to Seller shall be directed to it at Two North Riverside Plaza, Suite 1100, Chicago,

Illinois 60606, attention of General Counsel. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices; or (ii) sent by certified mail, return receipt requested, in accordance with the preceding sentence, in which case they shall be deemed received when receipted for unless acknowledgment is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

     7.3. Governing Law; Consent to Jurisdiction.  This Agreement shall be
          --------------------------------------
governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

     7.4. WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE
          ---------------------
PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

     7.5. Entire Agreement. Except as expressly set forth herein, this Agreement
          ----------------
and the Pledge Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

     7.6. Amendments; Waivers.  Any provision of this Agreement may be amended
          -------------------
or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser, Seller and ML & Co. or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     7.7. Successors, Assigns.  The provisions of this Agreement shall be
          -------------------
binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties hereto.

     7.8. No Third Party Rights.  This Agreement is not intended and shall not
          ---------------------
be construed to create any rights in any person other than Seller, Purchaser and ML & Co. and no person shall assert any rights as third party beneficiary hereunder.

     7.9. Application of Bankruptcy Code.  The parties hereto acknowledge and
          ------------------------------
agree that this Agreement is a "securities contract", as such term is defined in section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), entitled to the protection of Section 555 of the Bankruptcy Code.

     7.10.  Counterparts.  This Agreement may be signed in any number of
            ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

PURCHASER:                              SELLER:

MERRILL LYNCH MORTGAGE                  GVI HOLDINGS, INC.
 CAPITAL INC.


By: _________________________           By: _________________________
 Name:                                  Name:
 Title:                                 Title:


MERRILL LYNCH & CO., INC.



By___________________________
 Name:
 Title:

                                                                       Exhibit B


                       MERRILL LYNCH MORGAGE CAPITAL INC.
                            (a Delaware corporation)


                        Option STRYPES Pricing Agreement
                        --------------------------------


                                             ____________, 1996


GVI Holdings, Inc.
Two North Riverside Plaza
Suite 1100
Chicago, Illinois 60606

Ladies and Gentlemen:

  Reference is made to the Purchase Agreement, dated July 2, 1996 (the "Purchase Agreement"), among Merrill Lynch & Co., Inc. ("ML&Co."), Merrill Lynch Mortgage Capital Inc. ("Purchaser") and you ("Seller") relating to the future purchase by Purchaser of the Contract Consideration from Seller. The Underwriter has exercised its option, pursuant to Section 2(b) of the Underwriting Agreement, to purchase an aggregate of __________ Option STRYPES. In connection with such exercise, Purchaser has agreed to issue and sell to ML&Co. Option Subsidiary STRYPES in an aggregate principal amount equal to $______________. Payment for and delivery of such Option Subsidiary STRYPES will be made at ______ on _____, 1996 (the "Date of Delivery").

  Pursuant to subsection (b) of Section 2.2 of the Purchase Agreement, Purchaser and Seller hereby agree that the Option Consideration Amount to be delivered in respect of the Option Subsidiary STRYPES on the Date of Delivery shall be $______________.

  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

   If the foregoing is in accordance with our agreement, please sign and return to Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Purchaser and Seller in accordance with its terms.

                              Very truly yours,

                              MERRILL LYNCH MORTGAGE CAPITAL INC.



                              By: _____________________________
                                   Name:
                                   Title:

CONFIRMED AND ACCEPTED, as of
the date first above written:

GVI HOLDINGS, INC.



By: ____________________________
  Name:
  Title:

                                      A-2